4484 Wilshire Boulevard Los Angeles, California 90010 (323) 937-1060 Fax (323) 857-7125

Press Release

FOR MORE INFORMATION, CONTACT:
Theodore Stalick, VP/CFO
(323) 937-1060
www.mercuryinsurance.com
For Release: August 4, 2008

Mercury General Corporation Announces Second Quarter Results

Appoints Martha Marcon to the Board of Directors

Los Angeles, California…Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2008:

Consolidated Highlights

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2008	2007	$	%	2008	2007	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$684,177	$737,394	$(53,217)	(7.2)	$1,413,443	$1,523,277	$(109,834)	(7.2)
Net income	70,726	69,509	1,217	1.8	66,765	129,962	(63,197)	(48.6)
Net income per diluted share	1.29	1.27	0.02	1.6	1.22	2.37	(1.15)	(48.6)
Operating income (1)	47,004	63,016	(16,012)	(25.4)	102,932	124,146	(21,214)	(17.1)
Operating income per diluted share (1)	0.86	1.15	(0.29)	(25.2)	1.88	2.26	(0.38)	(17.0)
(Adverse) positive development on
prior periods' loss reserves (2)	(9,000)	(1,000)	(8,000)	--	(17,000)	(13,000)	(4,000)	--
Combined ratio	97.0%	94.0%	--	3.0 pts	96.2%	94.3%	--	1.9 pts
Combined ratio-accident period basis (1) (3)	95.8%	93.9%	--	1.9 pts	95.1%	93.4%	--	1.7 pts

(1)	These measures are not based on U.S. generally accepted accounting principles and are defined and reconciled to the most directly comparable GAAP measures in “Information Regarding Non-GAAP Measures.”
(2)	The amounts are rounded to the nearest million.
(3)	Ratio for three months excludes development on March 31, 2008 and prior loss reserves; ratio for six months excludes development on 2007 and prior loss reserves.

Net income in the second quarter 2008 was $70.7 million ($1.29 per share-diluted) compared with net income of $69.5 million ($1.27 per share-diluted) for the same period in 2007. For the first six months of 2008, net income was $66.8 million ($1.22 per share-diluted) compared to net income of $130.0 million ($2.37 per share-diluted) for the same period in 2007. Included in net income are net realized investment gains, net of tax, of $23.7 million ($0.43 per share-diluted) in the second quarter of 2008 compared with net realized investment gains, net of tax, of $6.5 million ($0.12 per share-diluted) for the same period in 2007, and net realized investment losses, net of tax, of $36.2 million ($0.66 per share-diluted) for the first six months of 2008 compared to net realized investment gains, net of tax, of $5.8 million ($0.11 per share-diluted) for the same period in 2007. Operating income was $47.0 million ($0.86 per share-diluted) for the second quarter of 2008, down 25.4% from the prior year quarter, and $102.9 million ($1.88 per share-diluted) for the first six months of 2008, down 17.1% from the same period in 2007.

Net realized investment gains, net of tax, of $23.7 million in the second quarter of 2008 and net realized investment losses, net of tax, of $36.2 million for the first six months of 2008 include gains, net of tax, of $14.7 million and losses, net of tax, of $46.0 million, respectively, due to adoption of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” for fixed maturity and equity securities on January 1, 2008. As a result of this adoption, changes in unrealized gains and losses for such securities that were previously recorded as changes to accumulated other comprehensive income on the balance sheet are now recorded as realized gains and losses on the income statement. The Company sustained a decline in municipal bond prices throughout the six months of 2008 resulting from liquidity problems in the overall municipal bond markets and credit downgrades or negative outlooks for most municipal bond insurers. However, the price declines on the equity holdings of the Company experienced during the first quarter of 2008 were mostly offset by the price appreciation on such holdings during the second quarter of 2008.

Company-wide net premiums written were $684.2 million in the second quarter 2008, a 7.2% decrease over the second quarter 2007 net premiums written of $737.4 million, and were approximately $1.4 billion for the first six months of 2008, a 7.2% decrease over the same period in 2007. California net premiums written were $535.3 million in the second quarter of 2008, a decrease of 5.7% over the same period in 2007, and were approximately $1.1 billion for the first six months of 2008, a 5.0% decrease over the same period in 2007. Non-California net premiums written were $148.9 million in the second quarter of 2008, a 12.2% decrease over the same period in 2007, and were $302.6 million for the first six months of 2008, a decrease of 14.6% over the same period in 2007.

Net investment income of $39.0 million (after tax $34.4 million) in the second quarter of 2008 decreased by 4.4% over the same period in 2007. The after-tax yield on investment income was 4.0% on average assets of $3.5 billion (fixed maturities and equities at cost) for the quarter. This compares with an after-tax yield on investment income of 4.1% on average investments of $3.4 billion (fixed maturities and equities at cost) for the same period in 2007. Net investment income for the first six months of 2008 was $78.3 million (after tax $68.8 million), a decrease of 5.6% over the same period in 2007. The after-tax yield on investment income was 4.0% on average assets of $3.5 billion for the first six months of 2008, compared with an after-tax yield on investment income of 4.1% on average investments of $3.4 billion (fixed maturities and equities at cost) for the same period in 2007.

On July 1, 2008, the California Superior Court ruled in favor of Mercury General Corporation in a case filed against the California Franchise Tax Board (“FTB”) entitling the Company to a tax refund of approximately $22 million plus interest. After accounting for federal taxes, the Company expects to record a tax benefit of approximately $15 million in the third quarter of 2008. However, the ruling may be appealed by the FTB.

On August 1, 2008, the Board of Directors appointed Martha Marcon, a retired audit partner of KPMG LLP, to the Board of Directors. Ms. Marcon retired in 2006 with more than 30 years’ experience auditing public and private companies. Her extensive experience working with companies in the insurance industry will bring a wealth of industry knowledge to the Board of Directors.

The Board of Directors declared a quarterly dividend of $0.58 per share, representing an 11.5% increase over the quarterly dividend amount paid in 2007. The dividend is to be paid on September 30, 2008 to shareholders of record on September 15, 2008. The Company’s book value per share at June 30, 2008 was $34.09.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company’s website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 11, 2008. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 55669578. The replay will also be available on the Company’s website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company’s insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company’s pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; market risks associated with the Company’s investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company’s loss reserves in general; the Company’s ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company’s success in expanding its business in states outside of California; the Company’s ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company’s filings with the Securities and Exchange Commission.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management’s opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company’s performance, but that may not be presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax, and adjustments for other significant non-recurring, infrequent or unusual items. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is meant as supplemental information and is not intended to replace net income. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	Total		Per diluted share		Total		Per diluted share
	2008	2007	2008	2007	2008	2007	2008	2007
(000's except per-share amounts)
Operating income	$47,004	$63,016	$0.86	$1.15	$102,932	$124,146	$1.88	$2.26
Net realized investment gains (losses), net of tax	23,722	6,493	0.43	0.12	(36,167)	5,816	(0.66)	0.11
Net income	70,726	69,509	1.29	1.27	66,765	129,962	1.22	2.37

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace net premiums earned. It should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, “Summary of Operating Results.”

Combined ratio-accident period basis is a non-GAAP ratio, which is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods’ loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company’s business that may be obscured by development on prior accident periods’ loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Combined ratio-accident period basis	95.8	93.9	95.1	93.4
Effect of prior periods' loss development	1.2	0.1	1.1	0.9
Combined ratio	97.0	94.0	96.2	94.3

Mercury General Corporation and Subsidiaries
Summary of Operating Results
(000's except per-share amounts and ratios)
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net premiums written	$684,177	$737,394	$1,413,443	$1,523,277
Net premiums earned	711,204	754,076	1,432,120	1,509,828
Paid losses and loss adjustment expenses	511,322	491,421	1,056,254	1,011,367
Incurred losses and loss adjustment expenses	489,545	504,378	973,018	1,014,137
Net investment income	38,995	40,795	78,294	82,940
Net realized investment gains (losses), net of tax	23,722	6,493	(36,167)	5,816
Net income	$70,726	$69,509	$66,765	$129,962

Basic average shares outstanding	54,734	54,697	54,732	54,685

Diluted average shares outstanding	54,997	54,848	54,895	54,829

Basic Per Share Data
Net income	$1.29	$1.27	$1.22	$2.38

Net realized investment gains (losses), net of tax	$0.43	$0.12	$(0.66)	$0.11

Diluted Per Share Data
Net income	$1.29	$1.27	$1.22	$2.37

Net realized investment gains (losses), net of tax	$0.43	$0.12	$(0.66)	$0.11

Operating Ratios-GAAP (a) Basis
Loss ratio	68.8%	66.9%	67.9%	67.2%
Expense ratio	28.2%	27.1%	28.3%	27.1%
Combined ratio	97.0%	94.0%	96.2%	94.3%

Reconciliations of Operating Measures to Comparable GAAP (a) Measures

Net premiums written	$684,177	$737,394	$1,413,443	$1,523,277
Decrease (increase) in unearned premiums	27,027	16,682	18,677	(13,449)
Net premiums earned	$711,204	$754,076	$1,432,120	$1,509,828

Paid losses and loss adjustment expenses	$511,322	$491,421	$1,056,254	$1,011,367
(Decrease) increase in net loss and loss adjustment expense reserves	(21,777)	12,957	(83,236)	2,770
Incurred losses and loss adjustment expenses	$489,545	$504,378	$973,018	$1,014,137

(a) U.S. generally accepted accounting principles

Mercury General Corporation and Subsidiaries
Other Supplemental Information
(000's except ratios)
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
California Operations (1)
Net Premiums Written	$535,299	$567,904	$1,110,858	$1,168,886
Net Premiums Earned	558,363	577,827	1,122,957	1,151,343

Loss Ratio	64.8%	64.2%	66.1%	64.7%
Expense Ratio	27.0%	26.0%	26.9%	26.0%
Combined Ratio	91.8%	90.2%	93.0%	90.7%

Loss Ratio-accident period basis (3)	65.0%	63.3%	64.7%	63.3%

Non-California Operations (2)
Net Premiums Written	$148,878	$169,490	$302,585	$354,391
Net Premiums Earned	152,841	176,249	309,163	358,485

Loss Ratio	83.7%	75.7%	74.7%	75.1%
Expense Ratio	32.6%	30.8%	33.4%	30.6%
Combined Ratio	116.3%	106.5%	108.1%	105.7%

Loss Ratio-accident period basis (3)	77.1%	77.4%	74.3%	76.2%

	At June 30,
Policies-in-Force (000's)	2008	2007

California Personal Auto	1,093	1,153
California Commercial Auto	18	20
Non-California Personal Auto	274	312
California Homeowners	269	266
Florida Homeowners	12	13

Notes:
All ratios are calculated on GAAP basis.
(1)	Includes homeowners, auto, commercial property and other immaterial California business lines
(2)	Includes all states except California
(3)	Ratio for three months excludes development on March 31, 2008 and prior loss reserves; ratio for six months excludes development on 2007 and prior loss reserves.

Mercury General Corporation and Subsidiaries
Condensed Balance Sheets and Other Information
(000's except per-share amounts)
(unaudited)

	June 30, 2008	December 31, 2007

Investments:
Fixed maturities available for sale, at fair value (amortized cost $2,860,455)	$-	$2,887,760
Fixed maturities trading, at fair value (amortized cost $2,814,579)	2,772,028	-
Equity securities available for sale, at fair value (cost $317,869)	-	413,123
Equity securities trading, at fair value (cost $397,892; $13,126)	493,143	15,114
Short-term investments, at fair value (amortized cost $219,197; $272,678)	218,884	272,678
Total investments	3,484,055	3,588,675
Net receivables	353,588	367,686
Deferred policy acquisition costs	205,954	209,805
Other assets	267,187	248,330
Total assets	$4,310,784	$4,414,496

Losses and loss adjustment expenses	$1,020,932	$1,103,915
Unearned premiums	919,622	938,370
Notes payable	154,067	138,562
Other liabilities	349,835	371,651
Shareholders' equity	1,866,328	1,861,998
Total liabilities and shareholders' equity	$4,310,784	$4,414,496

Common stock-shares outstanding	54,744	54,730
Book value per share	$34.09	$34.02
Statutory surplus	$1.8 billion	$1.7 billion
Portfolio duration	5.4 years	4.4 years